CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement on Form N-6 (No. 333-254206) (the “Registration Statement”) of our reports dated February 18, 2021 and February 15, 2019 relating to the statutory financial statements of The Penn Mutual Insurance and Annuity Company. We also consent to the references to us under the headings “Experts” and “Independent Registered Accounting Firm” in such Registration Statement.

Philadelphia, PA

July 2, 2021